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                                                                     EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
ChemFirst Inc.:

  We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-18691, 333-18693 and 333-35221) of our report dated
February 13, 1998 relating to the consolidated balance sheets of ChemFirst Inc. and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report is incorporated by reference in the December 31, 1997 annual report on Form 10-K of ChemFirst Inc.

                                          KPMG Peat Marwick LLP

Jackson, Mississippi
March 27, 1998